UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2008

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 11, 2008, Dr. J. Taylor Wharton has resigned as a member of the Board of Directors of McMoRan Exploration Co. (McMoRan), including as a member of the Corporate Personnel Committee of the Board of Directors of McMoRan.  Also effective January 11, 2008, the McMoRan Board appointed (1) Dr. Wharton to serve as an Advisory Director to provide general policy advice as requested from time to time by the Board, and (2) Suzanne T. Mestayer to serve as a member of the Corporate Personnel Committee of the Board.  Effective upon Dr. Wharton’s appointment as an Advisory Director, Dr. Wharton entered into a consulting agreement with FM Services Company, under which he will render services in connection with medical and health affairs, including from time to time the medical and health affairs affecting McMoRan and its directors, officers and employees.  The McMoRan Board now consists of seven directors, four of whom are independent as defined under the New York Stock Exchange director independence standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ Nancy D. Parmelee
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Nancy D. Parmelee
Senior Vice President, Chief Financial Officer &
Secretary
(authorized signatory and
Principal Financial Officer)

Date:  January 14, 2008